Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 15, 2012, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 15, 2012.

FOR IMMEDIATE RELEASE

Media Inquiries	Investor Inquiries
Andrea Simpson	Kristina Lennox
Director, Marketing	Investor Relations Coordinator
617/684-1511	301/998-8265
asimpson@federalrealty.com	klennox@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2011 OPERATING RESULTS
-Solid core performance drives record 2011 FFO per share and improved 2012 guidance-

ROCKVILLE, Md. (February 15, 2012) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year ended December 31, 2011.

Financial Results
Federal Realty generated funds from operations available for common shareholders (FFO) of $62.1 million, or $0.97 per diluted share for fourth quarter 2011 compared to $62.2 million, or $1.01 per diluted share, in fourth quarter 2010. For the year ended December 31, 2011, Federal Realty reported FFO of $251.6 million, or $4.00 per diluted share compared to $239.2 million, or $3.88 per diluted share, for the year ending December 31, 2010. FFO for fourth quarter and full year 2011 was negatively impacted by $2.6 million ($0.04 per diluted share) and $3.4 million ($0.05 per diluted share), respectively, of expensed closing costs for the acquisitions of Plaza El Segundo and Montrose Crossing, both of which were acquired in late December 2011.

Net income available for common shareholders was $30.8 million and earnings per diluted share was $0.48 for fourth quarter 2011 versus $32.7 million and $0.53, respectively, for fourth quarter 2010. For the year ended December 31, 2011, net income available for common shareholders was $143.4 million and earnings per diluted share was $2.28 compared to $122.2 million and $1.98 for 2010. Net income available for common shareholders and earnings per diluted share for both fourth quarter and the year ended December 31, 2011 were impacted by the same total and per diluted share closing costs described above.

FFO is a non-GAAP supplemental earnings measure defined by the National Association of Real Estate Investment Trusts which the Trust considers meaningful in measuring its operating performance. A reconciliation of net income to FFO is attached to this press release.

Portfolio Results
Same-center property operating income in fourth quarter 2011 increased 3.6% including redevelopment and expansion

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2011 OPERATING RESULTS
February 15, 2012

properties, and increased 2.8% excluding redevelopment and expansion properties, compared to fourth quarter 2010. For the year, same-center property operating income in 2011 increased 1.8% including redevelopments and expansions, and increased 1.9% excluding redevelopments and expansions, compared to 2010.

The overall portfolio was 93.4% leased as of December 31, 2011, compared to 93.3% on September 30, 2011 and 93.9% on December 31, 2010. Federal Realty's same-center portfolio was 93.9% leased on December 31, 2011, compared to 94.0% on September 30, 2011 and 94.4% on December 31, 2010.

During fourth quarter 2011, the Trust signed 82 leases for 254,557 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 231,394 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 10%. The average contractual rent on this comparable space for the first year of the new lease is $32.81 per square foot compared to the average contractual rent of $29.80 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 22% for fourth quarter 2011.

For all of 2011, Federal Realty signed 339 leases representing 1.3 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 9%, and 20% on a GAAP-basis. The average cash-basis contractual rent on this comparable space for the first year of the new lease is $30.57 per square foot compared to the average cash-basis contractual rent of $28.15 per square foot for the last year of the prior lease. As of December 31, 2011, Federal Realty's average contractual minimum rent for retail and commercial space in its portfolio is $23.37 per square foot, as compared to $22.77 on December 31, 2010.

“A strong and consistent leasing effort over the past few years as well as solid property operations were key drivers of our record FFO per share results in 2011,” commented Don Wood, president and chief executive officer of Federal Realty. "With the addition of high quality acquisitions like Tower Shops, Plaza El Segundo and Montrose Crossing and the significant development activities at Pike & Rose, Assembly Row and Santana Row to complement our proven internal growth strategy, we are confident in our ability to continue to provide earnings growth and value creation for our shareholders going forward."

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.69 per share on its common shares, resulting in an indicated annual rate of $2.76 per share. The regular common dividend will be payable on April 16, 2012 to common shareholders of record on March 19, 2012.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2011 OPERATING RESULTS
February 15, 2012

Guidance
Federal Realty's 2012 guidance for FFO per diluted share was increased to a range of $4.19 to $4.25 and 2012 earnings per diluted share guidance was increased to $2.27 to $2.33.

Summary of Other Quarterly Activities and Recent Developments

•	January 2012 - Federal Realty announced the acquisition of the following properties:

◦
Plaza El Segundo (January 3, 2012) - a controlling interest in Plaza El Segundo, a 381,000 square foot, landmark, retail property in El Segundo, California for $8.5 million. We are entitled to receive the majority of the cash flow associated with the operating property up to approximately 75%. In addition, the Trust acquired a 100% interest in an adjacent, unimproved 8.1-acre land parcel for future development for $15.9 million of cash.

◦
Montrose Crossing (January 9, 2012) - an 89.9% controlling interest in Montrose Crossing, a 357,000 square foot, grocery-anchored shopping center in Rockville, Maryland. With the acquisition, Federal Realty controls 1.2 million square feet of existing retail space on Rockville Pike within a mile of Montrose Crossing - at Congressional Plaza, Federal Plaza and Mid-Pike Plaza - with expectations of expanding that presence with the development of Pike & Rose.

•
February 8, 2012 - Federal Realty announced the execution of a 44,000 square foot lease with iPic Entertainment for an eight-screen theater, dining, and entertainment venue at Pike & Rose, its 24+ acre mixed use development in Rockville, Maryland.

•
January 6, 2012 - The execution of binding documents with AvalonBay Communities for the first phase of construction at Assembly Row was announced, the issuance of the Notice to Proceed by the Massachusetts Bay Transportation Authority (MBTA) for the construction of a new rapid transit station, and the execution of a 60,000 square foot lease with AMC Theatres for a 12-screen theatre.  These milestones clear the remaining obstacles for construction to commence at Assembly Row, Federal Realty's 50+ acre mixed use development in Somerville, MA.

•
November 28, 2011 - Federal Realty announced the closing of a new $275 million unsecured term loan that bears interest at an annual rate of LIBOR plus 145 basis points and will mature in November 2018. Prior to closing, Federal Realty swapped $275 million of LIBOR exposure through November 1, 2018 at a rate of 1.72%, resulting in a fixed rate of 3.17% throughout the term of the loan.

Conference Call Information
Federal Realty's management team will present an in-depth discussion of the Trust's operating performance on its fourth quarter and year-end 2011 earnings conference call, which is scheduled for February 16, 2012, at 11 a.m. Eastern Standard Time. To participate, please call (800) 299-7089 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online webcast on the Company's web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2011 OPERATING RESULTS
February 15, 2012

the call will also be available through March 16, 2012, by dialing (888) 286-8010 and using the passcode 84931684.

About Federal Realty
In 2012, Federal Realty celebrates 50 years of being a proven leader in the ownership, operation, and redevelopment of high quality retail real estate in the country's best markets. Federal Realty's portfolio (excluding joint venture properties) contains approximately 19.3 million square feet located primarily in strategically selected metropolitan markets in the Northeast and Mid-Atlantic regions of the United States, as well as in California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 93.4% leased to national, regional, and local retailers as of December 31, 2011, with no single tenant accounting for more than approximately 2.5% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 44 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT. For more information, please visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 15, 2012, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2012.

Federal Realty Investment Trust
Summarized Income Statements
December 31, 2011
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)

Revenue
Rental income	$137,249	$132,663	$538,701	$522,651
Other property income	2,683	3,302	9,260	14,545
Mortgage interest income	1,534	1,369	5,098	4,601
Total revenue	141,466	137,334	553,059	541,797
Expenses
Rental expenses	28,419	28,185	109,549	110,519
Real estate taxes	14,619	13,623	60,620	58,663
General and administrative	9,342	7,110	28,985	24,519
Depreciation and amortization	31,853	29,654	126,208	118,878
Total operating expenses	84,233	78,572	325,362	312,579
Operating income	57,233	58,762	227,697	229,218
Other interest income	47	23	218	256
Interest expense	(25,721)	(25,203)	(98,465)	(101,882)
Early extinguishment of debt	—	—	296	(2,801)
Income from real estate partnerships	607	554	1,808	1,060
Income from continuing operations	32,166	34,136	131,554	125,851
Discontinued operations
Discontinued operations - income	14	169	957	976
Discontinued operations - gain on deconsolidation of VIE	—	—	2,026	—
Discontinued operations - gain on sale of real estate	275	—	15,075	1,000
Results from discontinued operations	289	169	18,058	1,976
Income before gain on sale of real estate	32,455	34,305	149,612	127,827
Gain on sale of real estate	—	—	—	410
Net income	32,455	34,305	149,612	128,237
Net income attributable to noncontrolling interests	(1,534)	(1,489)	(5,695)	(5,447)
Net income attributable to the Trust	30,921	32,816	143,917	122,790
Dividends on preferred shares	(135)	(135)	(541)	(541)
Net income available for common shareholders	$30,786	$32,681	$143,376	$122,249

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.47	$0.53	$2.00	$1.95
Discontinued operations	0.01	—	0.29	0.03
Gain on sale of real estate	—	—	—	0.01
	$0.48	$0.53	$2.29	$1.99

Weighted average number of common shares, basic	63,224	61,251	62,438	61,182

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.47	$0.53	$1.99	$1.94
Discontinued operations	0.01	—	0.29	0.03
Gain on sale of real estate	—	—	—	0.01
	$0.48	$0.53	$2.28	$1.98

Weighted average number of common shares, diluted	63,379	61,405	62,603	61,324

Federal Realty Investment Trust
Summarized Balance Sheets
December 31, 2011
	December 31,
	2011	2010
	(in thousands)

ASSETS
Real estate, at cost
Operating (including $271,468 and $78,846 of consolidated variable interest entities, respectively)	$4,240,708	$3,695,848
Construction-in-progress	193,836	163,200
Assets held for sale/disposal (discontinued operations) (including $0 and $18,311 of consolidated variable interest entities, respectively)	—	36,894
	4,434,544	3,895,942
Less accumulated depreciation and amortization (including $4,991 and $4,431 of consolidated variable interest entities, respectively)	(1,127,588)	(1,035,204)
Net real estate	3,306,956	2,860,738
Cash and cash equivalents	67,806	15,797
Accounts and notes receivable, net	76,152	68,997
Mortgage notes receivable, net	55,967	44,813
Investment in real estate partnerships	34,352	51,606
Prepaid expenses and other assets	118,675	117,602
TOTAL ASSETS	$3,659,908	$3,159,553

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $207,683 and $22,785 of consolidated variable interest entities, respectively)	$810,616	$589,441
Notes payable	295,159	97,881
Senior notes and debentures	1,004,635	1,079,827
Accounts payable and other liabilities	223,569	211,274
Total liabilities	2,333,979	1,978,423
Redeemable noncontrolling interests	85,325	65,362
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,206,095	1,084,739
Total shareholders' equity of the Trust	1,216,092	1,094,736
Noncontrolling interests	24,512	21,032
Total shareholders' equity	1,240,604	1,115,768
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,659,908	$3,159,553

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
December 31, 2011
	Three Months Ended			Year Ended
	December 31,			December 31,
	2011	2010		2011		2010
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$32,455	$34,305		$149,612		$128,237
Net income attributable to noncontrolling interests	(1,534)	(1,489)		(5,695)		(5,447)
Gain on sale of real estate	(275)	—	15,075	(15,075)	1,410	(1,410)
Gain on deconsolidation of VIE	—	—		(2,026)		—
Depreciation and amortization of real estate assets	28,465	26,812		113,188		107,187
Amortization of initial direct costs of leases	2,695	2,326		10,432		9,552
Depreciation of joint venture real estate assets	467	435		1,771		1,499
Funds from operations	62,273	62,389		252,207		239,618
Dividends on preferred shares	(135)	(135)		(541)		(541)
Income attributable to operating partnership units	248	244		981		980
Income attributable to unvested shares	(278)	(259)		(1,071)		(847)
FFO	$62,108	$62,239		$251,576		$239,210
FFO per diluted share	$0.97	$1.01		$4.00		$3.88
Weighted average number of common shares, diluted	63,740	61,769		62,964		61,693

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$37,530	$13,568		$99,843		$57,792
Tenant improvements and incentives	7,500	11,333		25,846		22,618
Total non-maintenance capital expenditures	45,030	24,901		125,689		80,410
Maintenance capital expenditures	8,042	5,651		20,792		17,121
Total capital expenditures	$53,072	$30,552		$146,481		$97,531

Dividends and Payout Ratios
Regular common dividends declared	$43,847	$41,213		$171,335		$163,382

Dividend payout ratio as a percentage of FFO	71%	66%		68%		68%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
December 31, 2011
	December 31,
	2011	2010
	(in thousands, except per share data)
Market Data
Common shares outstanding (1)	63,544	61,526
Market price per common share	$90.75	$77.93
Common equity market capitalization	$5,766,618	$4,794,721

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$5,776,618	$4,804,721

Total debt (3)	2,110,410	1,767,149

Total market capitalization	$7,887,028	$6,571,870

Total debt to market capitalization	27%	27%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	95%
Variable rate debt	<1%	5%
	100%	100%
Notes:

1)	Amounts do not include 360,314 and 362,314 Operating Partnership Units outstanding at December 31, 2011 and 2010, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.2 million and $17.3 million which is the Trust's 30% share of the total mortgages payable of $57.4 million and $57.6 million at December 31, 2011 and 2010, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners. It also excludes $8.8 million at December 31, 2010 in mortgage loans on our former Newbury Street Partnership for which we were the lender.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
December 31, 2011
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$99,035	$96,010	$392,657	$378,836
Residential (2)	6,143	5,458	23,101	21,583
Cost reimbursements	26,264	26,257	106,347	107,008
Percentage rents	2,978	2,595	7,576	6,358
Other	2,829	2,343	9,020	8,866
Total rental income	$137,249	$132,663	$538,701	$522,651

Notes:

1)
Minimum rents include $1.8 million and $1.0 million for the three months ended December 31, 2011 and 2010, respectively, and $5.7 million and $4.6 million for the year ended December 31, 2011 and 2010, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.4 million and $0.3 million for the three months ended December 31, 2011 and 2010, respectively, and $1.4 million and $1.6 million for the year ended December 31, 2011 and 2010, respectively, to recognize income from the amortization of in-place leases.

2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row and Bethesda Row.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
December 31, 2011
	As of December 31, 2011
	Stated maturity date	Stated interest rate	Balance	Weighted average effective rate (9)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Courtyard Shops	7/1/2012	6.87%	$7,045
Bethesda Row	1/1/2013	5.37%	19,993
Bethesda Row	2/1/2013	5.05%	4,016
White Marsh Plaza (2)	4/1/2013	6.04%	9,284
Crow Canyon	8/11/2013	5.40%	19,951
Idylwood Plaza	6/5/2014	7.50%	16,276
Leesburg Plaza	6/5/2014	7.50%	28,320
Loehmann's Plaza	6/5/2014	7.50%	36,621
Pentagon Row	6/5/2014	7.50%	52,572
Melville Mall (3)	9/1/2014	5.25%	22,325
THE AVENUE at White Marsh	1/1/2015	5.46%	56,603
Barracks Road	11/1/2015	7.95%	38,995
Hauppauge	11/1/2015	7.95%	14,700
Lawrence Park	11/1/2015	7.95%	27,640
Wildwood	11/1/2015	7.95%	24,295
Wynnewood	11/1/2015	7.95%	28,168
Brick Plaza	11/1/2015	7.42%	28,757
Plaza El Segundo	8/5/2017	6.33%	175,000
Rollingwood Apartments	5/1/2019	5.54%	23,236
Shoppers' World	1/31/2021	5.91%	5,444
Montrose Crossing	1/10/2022	4.20%	80,000
Mount Vernon (4)	4/15/2028	5.66%	10,554
Chelsea	1/15/2031	5.36%	7,628
Subtotal			737,423
Net unamortized premium			10,100
Total mortgages payable			747,523	6.22%

Notes payable
Unsecured fixed rate
Various (5)	Various through 2013	3.27%	10,759
Term loan (6)	11/21/2018	LIBOR + 1.45%	275,000
Unsecured variable rate
Revolving credit facility (7)	7/6/2015	LIBOR + 1.15%	—
Escondido (Municipal bonds) (8)	10/1/2016	0.14%	9,400
Total notes payable			295,159	3.28%	(10)

Senior notes and debentures
Unsecured fixed rate
6.00% notes	7/15/2012	6.00%	175,000
5.40% notes	12/1/2013	5.40%	135,000
5.95% notes	8/15/2014	5.95%	150,000
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,004,200
Net unamortized premium			435
Total senior notes and debentures			1,004,635	6.04%

Capital lease obligations
Various	Various through 2106	Various	63,093	6.86%
Total debt and capital lease obligations			$2,110,410

Total fixed rate debt and capital lease obligations	$2,101,010	100%	5.76%
Total variable rate debt	9,400	<1%	1.87%	(10)
Total debt and capital lease obligations	$2,110,410	100%	5.75%	(10)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2011		2010		2011		2010
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (11)	3.17	x	3.33	x	3.48	x	3.13	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (11)	3.16	x	3.33	x	3.32	x	3.12	x

Notes:

1)	Mortgages payable do not include our 30% share ($17.2 million) of the $57.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest only loan of $4.4 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.

3)
We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet, though it is not our legal obligation.

4)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or any time thereafter.

5)	The interest rate of 3.27% represents the weighted average interest rate for three unsecured fixed rate notes payable. These notes mature between April 1, 2012 and January 31, 2013.

6)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% from December 1, 2011 through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 3.17% and thus, the loan is included in fixed rate debt.

7)
The maximum amount drawn under our revolving credit facility was $227.0 million and $265.0 million during the three months and year ended December 31, 2011, respectively . The weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.37% and 0.96% for the three months and year ended December 31, 2011, respectively.

8)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

9)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 10.

10)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no balance on December 31, 2011. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 3.17% as the result of the interest rate swap agreements discussed in Note 6. The term loan is included in fixed rate debt.

11)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. Fixed charges for the year ended December 31, 2011 include $0.3 million of income from early extinguishment of debt due to the write-off of the unamortized debt premium net of a 3% prepayment premium and unamortized debt fees related to the payoff of our mortgage loan on Tower Shops prior to its contractual prepayment date. Fixed charges for the year ended December 31, 2010 include $2.8 million of early extinguishment of debt expense due to the write-off of unamortized debt fees related to the $250 million payoff of the term loan prior to its maturity date. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2011
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2012	$13,774	$191,916		$205,690		9.8%	9.8%	5.8%
2013	13,282	196,893	(1)	210,175		10.0%	19.8%	5.5%
2014	11,715	297,864		309,579		14.7%	34.5%	6.9%
2015	8,412	198,391	(2)	206,803		9.9%	44.4%	7.3%	(5)
2016	4,523	134,400		138,923		6.6%	51.0%	5.5%
2017	4,801	375,000		379,801		18.1%	69.1%	5.6%
2018	5,084	275,000		280,084		13.3%	82.4%	3.3%
2019	5,040	20,160		25,200		1.2%	83.6%	5.7%
2020	5,158	150,000		155,158		7.4%	91.0%	6.0%
2021	5,199	3,625		8,824		0.4%	91.4%	6.1%
Thereafter	46,819	132,819		179,638		8.6%	100.0%	6.0%
Total	$123,807	$1,976,068		$2,099,875	(3)	100.0%
Notes:

1)	Includes the repayment of the outstanding mortgage payable balance on Mount Vernon. The lender has the option to call the loan on April 15, 2013 or any time thereafter.

2)
On July 7, 2011, we replaced our existing revolving credit facility with a new $400.0 million unsecured revolving credit facility that matures on July 6, 2015, subject to a one-year extension at our option. As of December 31, 2011, there was $0 drawn under this credit facility.

3)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of December 31, 2011.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Development and Redevelopment Opportunities
December 31, 2011

The following development and redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1) ($ millions)
Property	Location	Opportunity	Redevelopment/Development	Projected ROI (2)	Projected Cost (2)	Cost to Date	Anticipated Stabilization (3)
Projects Stabilized in 2011 (4)
Santana Row	San Jose, CA	Five-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	D	6%	$45	$42
Crossroads	Highland Park, IL	Combine four spaces in preparation for new fitness operator, replacing vacant anchor and small shop space.	R	11%	$2	$2
Brick	Brick, NJ	Redevelopment and expansion of existing pad site	R	22%	$1	$1
Subtotal: Projects Stabilized in 2011 (4)				6%	$48	$45

Active projects which are expected to stabilize in 2012 and beyond
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, new pad buildings, and gas station	R	10%	$13	$7	2012
Westgate Mall	San Jose, CA	Façade and interior mall renovation and addition of food court	R	8%	$13	$1	2014/2015
Bala Cynwyd	Bala Cynwyd, PA	Construction of two retail pad buildings	D	11%	$7	$4	2012
Shoppers World	Charlottesville, VA	Renovate canopy and reconfigure anchor spaces to accommodate new tenants	R	10%	$6	$0	2013
Fresh Meadows	Queens, NY	Conversion of 2nd floor office space for new sporting goods retailer.	R	9%	$3	$3	2012

Mixed Use Projects
Pike & Rose (Mid-Pike) (5)	Rockville, MD	Ground up mixed use development on site of existing Mid-Pike Shopping Center. Phase I of development involves demolition of roughly 25% of existing GLA, and construction of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	D	8% - 9%	$245 - $255	$11	2015/2016
Assembly Row - Phase I (5)	Somerville, MA	Ground up mixed use development. Initial phase consists of 575 residential units (by AvalonBay) and 323,000 square feet of retail space (including restaurant pad site). A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	D	5% - 7%	$145 - $160	$20	2015
Santana Row - Lot 8B	San Jose, CA	Ground up development of a 5-story rental apartment building, which will include 212 residential units and associated parking.	D	6.5% - 7.5%	$68 - $73	$1	2014
Santana Row - Lot 6B	San Jose, CA	108 unit residential building	D	8%	$34	$34	2012
Total: Active Projects Anticipated to Stabilize in 2012 and beyond (4)				7% - 8%	$534 - $564	$81

Notes:

1)
There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

2)
Projected ROI for redevelopment projects generally reflects only the incremental capital, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected ROI for development and redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

4)	All subtotals and totals reflect cost weighted-average ROIs.

5)	Projected costs include an allocation of infrastructure costs for future phases.

Federal Realty Investment Trust
Future Development Opportunities
December 31, 2011

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Brick Plaza	Brick Township, NJ	Melville Mall	Huntington, NY
	Dedham Plaza	Dedham, MA	Mercer Mall	Lawrenceville, NJ
	Escondido	Escondido, CA	Troy	Parsippany-Troy, NJ
	Federal Plaza	Rockville, MD	Wildwood	Bethesda, MD
	Flourtown	Flourtown, PA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Fresh Meadows	Queens, NY	Plaza El Segundo (Land)	El Segundo, CA
	Hollywood Blvd	Hollywood, CA	Third Street Promenade	Santa Monica, CA
	Montrose Crossing	Rockville, MD	Tower Shops	Davie, FL
	Pentagon Row	Arlington, VA	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village of Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike 7 Plaza	Vienna, VA
	Bala Cynwyd	Bala Cynwyd, PA	Pike & Rose (Mid-Pike) (2)	Rockville, MD
	Forest Hills	Forest Hills, NY	Santana Row (3)	San Jose, CA

(1)	Assembly Row	Remaining entitlements after Phase 1 include 2 million square feet of commercial-use buildings, 1,525 residential units, and a 200 room hotel.
(2)	Pike & Rose (Mid-Pike)	Remaining entitlements after Phase 1 include 1.5 million square feet of commercial-use buildings, and 1.1 million square feet for residential use.
(3)	Santana Row	Remaining entitlements for this property include 348 residential units and 200,000 square feet of commercial space for retail and office.

Federal Realty Investment Trust
2011 Significant Acquisitions and Dispositions

Significant Acquisitions

Date	Property	City / State	GLA		100% Purchase price		Anchor tenants
			(in square feet)		(in millions)

January 19, 2011	Tower Shops	Davie, FL	368,000	(1)	$66.1		DSW / Old Navy / Ross Dress For Less / TJ Maxx / Best Buy
May 26, 2011	Newbury Street (2)	Boston, MA	6,700		$6.2
December 27, 2011	Montrose Crossing	Rockville, MD	357,000		$141.5	(3)	Giant Food / Sports Authority / Marshalls / Barnes & Noble
December 30, 2011	Plaza El Segundo	El Segundo, CA	381,000		$192.7	(4)	Whole Foods / HomeGoods / Dick's Sporting Goods / Best Buy
December 30, 2011	Plaza El Segundo Land	El Segundo, CA	N/A		$15.9	(5)

Significant Dispositions

Date	Property	City / State	GLA		Sales price
			(in square feet)		(in millions)

July 12, 2011	Feasterville Shopping Center	Feasterville, PA	111,000		$20.0
October 31, 2011	Newbury Street (6)	Boston, MA	41,000		$44.0

Notes:
1)    This property is on 67 acres and is shadow-anchored by Costco and Home Depot.

2)
One building was acquired by our Taurus Newbury Street JV II Limited Partnership ("Newbury Street Partnership") in which we held an 85% limited partnership interest and account for our investment under the equity method. We contributed $2.8 million towards this acquisition and provided a $3.1 million interest-only loan secured by the building. Our Newbury Street Partnership sold its three buildings on October 31, 2011 (See note 6 below).

3)	We acquired an 89.9% controlling interest in Montrose Crossing.

4)	We acquired a 48.2% controlling interest in Plaza El Segundo. We paid cash consideration of $8.5 million and are entitled to receive the majority of the cash flows up to approximately 75%.

5)	We acquired an 8.1 acre unimproved land parcel adjacent to Plaza El Segundo to be used for future development.

6)
Our Newbury Street Partnership sold its three buildings. As part of the sale, we received $34.6 million of the net proceeds which includes the repayment our $11.8 million loans. Due to our earnings being recorded one quarter in arrears, we will recognize the gain on sale of $11.8 million in the first quarter 2012.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2011
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$214,250	24,009	534,000	91%	91%	$44.01	40,000	Giant Food	Landmark Theater / Apple Computer / Barnes & Noble
Congressional Plaza	(6)	Washington, DC-MD-VA	1965	73,722		328,000	100%	100%	32.88	25,000	Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,539		36,000	93%	93%	18.22
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	12,438		144,000	100%	100%	29.69	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	63,178		248,000	87%	86%	32.88	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	35,310		119,000	80%	80%	28.67			Maggiano's / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	25,146		207,000	79%	79%	25.24			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,383	16,276	73,000	96%	96%	41.90	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	49,038		388,000	83%	83%	18.63	61,000	Giant Food	Marshalls
Leesburg Plaza	(7)	Washington, DC-MD-VA	1998	34,992	28,320	236,000	97%	97%	22.25	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	32,988	36,621	259,000	97%	97%	26.25	58,000	Giant Food	L.A. Fitness / Loehmann's Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	53,371		271,000	83%	83%	27.85			Toys R Us / L.A. Fitness / AC Moore
Montrose Crossing	(6)(11)	Washington, DC-MD-VA	2011	140,756	80,000	357,000	100%	93%	21.63	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble
Mount Vernon/South Valley/7770 Richmond Hwy	(7)	Washington, DC-MD-VA	2003-2006	78,602	10,554	572,000	94%	93%	15.45	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,296		92,000	100%	100%	33.63	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,564		227,000	99%	99%	20.27	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	88,889	52,572	296,000	99%	99%	34.55	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,601		164,000	100%	100%	39.41			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	23,122		248,000	75%	62%	20.12	24,000	Magruders	Staples
Rockville Town Square	(5)	Washington, DC-MD-VA	2006-2007	44,153	4,552	181,000	95%	78%	33.50			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	8,750	23,236	N/A	95%	93%	N/A
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,801		49,000	100%	100%	39.13			Petco
Tower		Washington, DC-MD-VA	1998	21,070		112,000	87%	87%	24.01			Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,162		49,000	96%	96%	40.37	11,000	Trader Joe's
Village at Shirlington	(5)	Washington, DC-MD-VA	1995	56,682	6,364	261,000	97%	97%	34.44	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,134	24,295	84,000	87%	87%	84.98	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,182,937		5,535,000	92%	91%	29.17
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	24,694		267,000	96%	92%	14.23	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	38,262		282,000	98%	98%	19.95	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg Circle		Philadelphia, PA-NJ	1992	30,028		267,000	92%	92%	14.37	47,000	Genuardi's	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	15,929		166,000	48%	48%	22.92	42,000	Genuardi's
Langhorne Square		Philadelphia, PA-NJ	1985	20,266		219,000	95%	95%	14.62	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	30,719	27,640	353,000	95%	95%	18.01	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	23,512		287,000	94%	94%	11.34			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,457		124,000	77%	77%	9.45	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	28,730		212,000	98%	98%	18.04			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	36,619	28,168	252,000	87%	87%	25.60	98,000	Genuardi's	Bed, Bath & Beyond / Old Navy
		Total Philadelphia Metropolitan Area		263,216		2,429,000	90%	90%	16.81
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,997		69,000	83%	83%	39.21			Pottery Barn / Banana Republic

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2011
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Crow Canyon		San Ramon, CA	2005-2007	69,794	19,951	242,000	89%	89%	19.55	58,000	Lucky	Loehmann's Dress Shop / Rite Aid
Escondido	(6)	San Diego, CA	1996/2010	44,471		297,000	96%	96%	22.24			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Fifth Ave		San Diego, CA	1996	6,056		18,000	100%	100%	47.21			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,478		24,000	100%	69%	30.23
Hollywood Blvd	(6)	Los Angeles-Long Beach, CA	1999	39,262		140,000	91%	82%	24.00	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(7)	San Jose, CA	1998	11,602		79,000	100%	100%	28.68	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	34,448		96,000	83%	77%	33.11			Gap / Banana Republic
Plaza El Segundo	(6)(8)(11)	Los Angeles-Long Beach, CA	2011	218,402	175,000	381,000	99%	98%	33.55	66,000	Whole Foods	Anthropologie / Best Buy / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	580,613		645,000	94%	93%	46.60			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	76,979		208,000	99%	99%	63.62			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	118,462		642,000	95%	89%	12.79			Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack
150 Post Street		San Francisco, CA	1997	37,858		102,000	100%	100%	41.48			Brooks Brothers / H & M
		Total California		1,260,422		2,943,000	95%	92%	31.88
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	60,674	28,757	414,000	93%	93%	15.16	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,211		48,000	100%	100%	21.48			Midway Theatre
Fresh Meadows		New York, NY	1997	75,535		406,000	99%	96%	25.63			Kohl's / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,995	14,700	133,000	100%	100%	24.81	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,822		292,000	100%	100%	20.46			Buy Buy Baby / Bed, Bath & Beyond / Michaels
Huntington Square		Nassau-Suffolk, NY	2010	10,438		74,000	93%	93%	25.69			Barnes & Noble
Melville Mall	(10)	Nassau-Suffolk, NY	2006	68,971	22,325	247,000	100%	100%	18.53	54,000	Waldbaum's	Dick’s Sporting Goods / Kohl's / Marshalls
Mercer Mall	(5)	Trenton, NJ	2003	108,571	47,270	500,000	97%	97%	20.46	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	28,320		207,000	99%	99%	20.13	64,000	Pathmark	L.A. Fitness
		Total New York / New Jersey		427,537		2,321,000	98%	97%	20.65
New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2011	230,829		332,000	100%	100%	17.20			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	30,301	7,628	222,000	100%	100%	11.03	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	33,300		243,000	92%	92%	15.87	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,524		222,000	94%	94%	42.91	50,000	Roche Brothers Supermarkets	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	100%	15.71	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,708		149,000	94%	94%	16.16	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,636		170,000	96%	96%	11.39	55,000	Super Stop & Shop	Kmart
		Total New England		480,666		1,386,000	97%	97%	19.11
Baltimore
Governor Plaza		Baltimore, MD	1985	26,038		267,000	100%	100%	17.00	16,500	Aldi	L.A. Fitness / Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	27,653		395,000	87%	87%	12.60	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2011
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
THE AVENUE at White Marsh	(7)	Baltimore, MD	2007	96,068	56,603	298,000	100%	100%	21.51			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,322		32,000	100%	100%	43.92
White Marsh Plaza		Baltimore, MD	2007	25,025	9,284	80,000	100%	100%	20.39	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	39,135		70,000	98%	98%	29.27
		Total Baltimore		231,241		1,142,000	95%	95%	18.64
Chicago
Crossroads		Chicago, IL	1993	30,879		168,000	98%	98%	20.10			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,476		315,000	99%	99%	10.67			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,292		140,000	90%	90%	12.55	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	14,156		129,000	84%	84%	12.46	77,000	Dominick's
		Total Chicago		89,803		752,000	94%	94%	13.47
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,107	7,045	130,000	87%	87%	19.46	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	55,220		179,000	89%	87%	16.04	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	71,280		368,000	92%	91%	15.13			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx
		Total South Florida		166,607		677,000	90%	89%	16.17
Other
Barracks Road		Charlottesville, VA	1985	54,045	38,995	487,000	99%	99%	21.66	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	28,089		266,000	95%	95%	12.33	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,517		153,000	100%	100%	21.74	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,002		217,000	99%	99%	11.73	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		35,000	100%	100%	61.00			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	65,407		182,000	87%	87%	22.58			Hotel Valencia / Walgreens
Lancaster	(9)	Lancaster, PA	1980	12,828	4,907	127,000	94%	92%	16.24	75,000	Giant Food	Michaels
Shoppers' World		Charlottesville, VA	2007	30,958	5,444	169,000	72%	72%	14.00			Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	81,300		438,000	83%	83%	16.41	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		332,115		2,074,000	92%	91%	18.30

Grand Total				$4,434,544	$800,516	19,259,000	93%	92%	$23.37

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	For purposes of this schedule, "occupied" refers to spaces where the lease term and obligation to pay rent have commenced.
(4)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	Portion of property subject to capital lease obligation.
(6)	The Trust has a controlling financial interest in this property.
(7)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(8)	Includes a 100% owned, 8.1 acre land parcel to be used for future development.
(9)	Property subject to capital lease obligation.
(10)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

(11)	The purchase price allocation is preliminary and will be finalized after our valuation studies are complete.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2011

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2011	74	100%	231,394	$32.81	$29.80	$697,168	10%	22%	6.7	$1,641,570	$7.09
3rd Quarter 2011	88	100%	353,309	$31.62	$29.24	$841,354	8%	18%	5.4	$3,932,532	$11.13
2nd Quarter 2011	86	100%	369,685	$28.21	$26.64	$581,478	6%	16%	7.3	$4,396,887	$11.89
1st Quarter 2011	91	100%	339,585	$30.52	$27.55	$1,009,729	11%	24%	6.8	$5,637,159	$16.60
Total - 12 months	339	100%	1,293,973	$30.57	$28.15	$3,129,729	9%	20%	6.5	$15,608,148	$12.06

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2011	27	36%	91,350	$32.04	$28.56	$318,442	12%	26%	8.8	$1,601,990	$17.54
3rd Quarter 2011	37	42%	161,822	$24.50	$24.22	$45,490	1%	10%	7.4	$3,846,699	$23.77
2nd Quarter 2011	29	34%	136,062	$28.49	$25.47	$411,642	12%	18%	9.7	$4,326,647	$31.80
1st Quarter 2011	37	41%	144,836	$27.82	$23.31	$653,430	19%	34%	9.4	$5,561,459	$38.40
Total - 12 months	130	38%	534,070	$27.71	$25.03	$1,429,004	11%	21%	8.8	$15,336,795	$28.72

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2011	47	64%	140,044	$33.31	$30.60	$378,726	9%	20%	5.4	$39,580	$0.28
3rd Quarter 2011	51	58%	191,487	$37.64	$33.48	$795,864	12%	23%	4.3	$85,833	$0.45
2nd Quarter 2011	57	66%	233,623	$28.05	$27.32	$169,836	3%	15%	6.0	$70,240	$0.30
1st Quarter 2011	54	59%	194,749	$32.53	$30.70	$356,299	6%	18%	5.2	$75,700	$0.39
Total - 12 months	209	62%	759,903	$32.58	$30.35	$1,700,725	7%	19%	5.2	$271,353	$0.36

Total Lease Summary - Comparable and Non-comparable (2)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2011					82	254,557		$32.88	6.9	$2,921,575	$11.48
3rd Quarter 2011					92	384,627		$30.28	5.7	$8,075,369	$21.00
2nd Quarter 2011					92	395,874		$28.27	7.5	$6,304,341	$15.93
1st Quarter 2011					96	381,594		$29.63	7.1	$6,439,592	$16.88
Total - 12 months					362	1,416,652		$30.01	6.8	$23,740,877	$16.76

Notes:
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3) Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4) Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5) Weighted average is determined on the basis of square footage.
(6) See Glossary of Terms.
(7) Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust
Lease Expirations
December 31, 2011

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2012	463,000	4%	$20.24	857,000	12%	$28.06	1,319,000	7%	$25.34
2013	1,098,000	11%	$16.02	1,044,000	14%	$32.83	2,141,000	12%	$24.23
2014	1,381,000	13%	$15.76	892,000	12%	$34.03	2,273,000	13%	$22.93
2015	917,000	9%	$14.67	942,000	13%	$31.24	1,859,000	10%	$23.07
2016	954,000	9%	$16.55	1,117,000	15%	$32.39	2,072,000	12%	$25.08
2017	1,243,000	12%	$14.78	834,000	11%	$32.21	2,077,000	12%	$21.78
2018	633,000	6%	$11.99	391,000	5%	$38.12	1,025,000	6%	$21.94
2019	467,000	5%	$17.32	237,000	3%	$39.64	704,000	4%	$24.83
2020	427,000	4%	$22.38	340,000	5%	$33.61	767,000	4%	$27.36
2021	544,000	5%	$20.35	370,000	5%	$38.02	914,000	5%	$27.50
Thereafter	2,221,000	22%	$16.22	403,000	5%	$39.00	2,624,000	15%	$19.72
Total (3)	10,348,000	100%	$16.30	7,427,000	100%	$33.21	17,775,000	100%	$23.37

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2012	196,000	2%	$21.10	585,000	8%	$27.56	782,000	4%	$25.91
2013	231,000	2%	$16.08	558,000	8%	$33.11	789,000	4%	$28.13
2014	141,000	1%	$12.12	551,000	7%	$35.80	692,000	4%	$30.97
2015	147,000	1%	$19.73	549,000	7%	$31.25	696,000	4%	$28.81
2016	163,000	2%	$15.17	541,000	7%	$33.89	703,000	4%	$29.60
2017	176,000	2%	$21.93	627,000	8%	$32.66	802,000	5%	$30.35
2018	310,000	3%	$14.89	451,000	6%	$37.35	761,000	4%	$28.20
2019	379,000	4%	$18.02	327,000	4%	$34.98	706,000	4%	$25.87
2020	159,000	2%	$27.80	363,000	5%	$31.93	523,000	3%	$30.61
2021	161,000	2%	$11.04	575,000	8%	$33.09	736,000	4%	$28.27
Thereafter	8,285,000	79%	$15.96	2,300,000	32%	$33.68	10,585,000	60%	$19.81
Total (3)	10,348,000	100%	$16.30	7,427,000	100%	$33.21	17,775,000	100%	$23.37

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of December 31, 2011.
(3)	Represents occupied square footage as of December 31, 2011.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2011

Overall Portfolio Statistics (1)	As of December 31, 2011			As of December 31, 2010

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (sf)	19,259,000	17,995,000	93.4%	18,286,000	17,166,000	93.9%

Residential Properties (4) (units)	1,011	929	91.9%	903	861	95.3%

Same Center Statistics (1)	As of December 31, 2011			As of December 31, 2010

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (5) (sf)	17,051,000	16,009,000	93.9%	17,122,000	16,165,000	94.4%

Residential Properties (4) (units)	903	856	94.8%	903	861	95.3%

Notes:
(1) See Glossary of Terms.
(2) Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3) At December 31, 2011 leased percentage was 97.0% for anchor tenants and 88.9% for small shop tenants.
(4) Overall portfolio statistics at December 31, 2011 include Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row (including 108 residential units at Santana Row 6B) and Bethesda Row. Same center and 2010 overall statistics exclude the 108 unit residential building at Santana Row that opened in October 2011.

(5) Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2011

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Bed, Bath & Beyond, Inc.	$10,303,000	2.48%	658,000	3.42%	15
2	Ahold USA, Inc.	$10,274,000	2.47%	680,000	3.53%	12
3	TJX Companies	$9,298,000	2.24%	654,000	3.40%	19
4	L.A. Fitness International LLC	$7,982,000	1.92%	418,000	2.17%	11
5	Gap, Inc.	$7,779,000	1.87%	252,000	1.31%	14
6	CVS Corporation	$6,393,000	1.54%	205,000	1.06%	18
7	Barnes & Noble, Inc.	$5,552,000	1.34%	264,000	1.37%	10
8	Safeway, Inc.	$5,521,000	1.33%	391,000	2.03%	7
9	Best Buy Stores, L.P.	$5,263,000	1.27%	188,000	0.98%	5
10	DSW, Inc	$3,850,000	0.93%	150,000	0.78%	6
11	Dick's Sporting Good Inc.	$3,814,000	0.92%	189,000	0.98%	4
12	Staples, Inc.	$3,627,000	0.87%	187,000	0.97%	9
13	Ross Stores, Inc.	$3,576,000	0.86%	208,000	1.08%	7
14	OPNET Technologies, Inc.	$3,338,000	0.80%	83,000	0.43%	2
15	Container Store, Inc.	$3,336,000	0.80%	74,000	0.38%	3
16	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,290,000	0.79%	338,000	1.76%	7
17	Whole Foods Market, Inc.	$3,228,000	0.78%	119,000	0.62%	3
18	PETsMART, Inc.	$3,107,000	0.75%	150,000	0.78%	6
19	Kohl's Corporation	$3,039,000	0.73%	322,000	1.67%	3
20	Bank of America, N.A.	$3,005,000	0.72%	64,000	0.33%	19
21	Wells Fargo Bank, N.A.	$3,003,000	0.72%	51,000	0.26%	14
22	Michaels Stores, Inc.	$2,941,000	0.71%	214,000	1.11%	9
23	Dress Barn, Inc.	$2,883,000	0.69%	127,000	0.66%	19
24	Home Depot, Inc.	$2,832,000	0.68%	335,000	1.74%	4
25	Wakefern Food Corporation	$2,783,000	0.67%	136,000	0.71%	2
	Totals - Top 25 Tenants	$120,017,000	28.88%	6,457,000	33.53%	228

	Total: (1)	$415,320,000	(2)	19,259,000	(3)	2,467

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of December 31, 2011.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
December 31, 2011

	2012 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$151	$154
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate	(12)	(12)
Depreciation and amortization of real estate & joint venture real estate assets	123	123
Amortization of initial direct costs of leases	11	11
Funds from operations	269	273
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)
FFO	$268	$272

Weighted average number of common shares, diluted	63.9	63.9

FFO per diluted share	$4.19	$4.25

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
December 31, 2011
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,888	$4,938	$19,225	$18,575
Other property income	14	13	64	64
	4,902	4,951	19,289	18,639
Expenses
Rental	742	912	3,389	3,806
Real estate taxes	591	573	2,204	2,343
Depreciation and amortization	1,315	1,275	5,179	5,046
	2,648	2,760	10,772	11,195
Operating income	2,254	2,191	8,517	7,444
Interest expense	(846)	(849)	(3,388)	(3,400)
Net income	$1,408	$1,342	$5,129	$4,044

	December 31,
	2011	2010
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$207,987	$205,849
Less accumulated depreciation and amortization	(29,294)	(24,284)
Net real estate	178,693	181,565
Cash and cash equivalents	3,035	3,054
Other assets	6,116	7,336
TOTAL ASSETS	$187,844	$191,955

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$57,376	$57,584
Other liabilities	5,391	5,439
Total liabilities	62,767	63,023
Partners' capital	125,077	128,932
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$187,844	$191,955

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
December 31, 2011
			Stated Interest Rate as of December 31, 2011

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado		7/5/2014	5.77%	(a)	$12,491
Atlantic Plaza		12/1/2014	5.12%	(b)	10,500
Barcroft Plaza		7/1/2016	5.99%	(b)(c)	20,785
Greenlawn Plaza		7/1/2016	5.90%	(b)	13,600
		Total Fixed Rate Debt			$57,376

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2012	$220	$—	$220		0.4%	0.4%
2013	233	—	233		0.4%	0.8%
2014	142	22,396	22,538		39.3%	40.1%
2015	—	—	—		—%	40.1%
2016	—	34,385	34,385		59.9%	100%
Total	$595	$56,781	$57,376		100.0%

Notes:
(a)    Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)    Interest only until maturity

(c)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2011
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation	GLA	% Leased	% Occupied	Average Rent PSF	Grocery Anchor GLA (1)	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,336	$20,785	100,000	88%	88%	$21.87	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,422		279,000	87%	87%	16.01	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,533	12,491	96,000	92%	92%	20.05			CVS
	Total Washington Metropolitan Area		122,291		475,000	88%	88%	18.07
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,571	13,600	106,000	97%	97%	16.41	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,571		106,000	97%	97%	16.41
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	18,965	10,500	123,000	88%	88%	16.51	64,000	Stop & Shop	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,639		117,000	97%	97%	12.95	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,521		130,000	94%	94%	13.69	38,000	Foodmaster	Marshalls
	Total New England		65,125		370,000	93%	93%	14.34
Grand Totals			$207,987	$57,376	951,000	91%	91%	$16.38

Note:
(1) Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, gain or loss on deconsolidation of variable interest entity (“VIE”) and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months and year ended December 31, 2011 and 2010 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Net income	$32,455	$34,305	$149,612	$128,237
Depreciation and amortization	31,853	30,116	126,568	119,817
Interest expense	25,721	25,203	98,465	101,882
Early extinguishment of debt	—	—	(296)	2,801
Other interest income	(47)	(23)	(218)	(256)
EBITDA	89,982	89,601	374,131	352,481
Gain on deconsolidation of VIE	—	—	(2,026)	—
Gain on sale of real estate	(275)	—	(15,075)	(1,410)
Adjusted EBITDA	$89,707	$89,601	$357,030	$351,071

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.